UNANIMOUS CONSENT
OF THE
BOARD OF DIRECTORS OF

MOVING BYTES INC.

The undersigned, being all of the members of the Board of Directors of MOVING BYTES, INC, hereby consent to the adoption of the following resolution:

RESOLVED, that the corporation has switched transfer agents from Pacific Corporate Trust 625 Howe Street Vancouver, BC (Contact: Laurie Waddington Tel: 604-689-9853) to Interwest Transfer Company, Inc. 1981 East Murray Holladay Road, Suite 100 P.O. Box 17136 Salt Lake City, UT 84117 (Contact: Kurt Hughes (801)272-9294).

RESOLVED, that this Consent in Writing is ordered added to the Minute Book of the Corporation.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand as of this 26th day of May, 2005.

John C. Leo, Director

Hua K. Zhou, Director

Ming Liu, Director

UNANIMOUS CONSENT
OF THE
BOARD OF DIRECTORS OF

MOVING BYTES INC.

The undersigned, being all of the members of the Board of Directors of MOVING BYTES, INC., hereby consent to the adoption of the following resolution:

RESOLVED, that the corporation has switched transfer agents from Pacific Corporate Trust 625 Howe Street Vancouver, BC (Contact: Laurie Waddington Tel: 604 689-9853) to Interwest Transfer Company, Inc. 1981 East Murray Holladay Road, Suite 100 P.O. Box 17136 Salt Lake City, UT 84117 (Contact Kurt Hughes (801)272-9294).

RESOLVED, that this Consent in Writing is ordered added to the Minute Book of the Corporation.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand as of this 26th day of May, 2005.

____
John C. Leo, Director

____
Hua K. Zhou, Director

____
Ming Liu, Director